UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/14/2009

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd. San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2009, we entered into an Amendment to Offer Letter with John Lionato, our Senior Vice President, Customer Care. Our original Offer Letter with Mr. Lionato, which was made effective on May 1, 2008, provided that Mr. Lionato was entitled to a severance benefit equal to his base salary of $330,000 in the event that he was terminated without Cause (as defined therein) or if he were to resign for Good Reason (as defined therein). The right to receive severance was effective for one year from the effective date of the Offer Letter. The Amendment to the Offer Letter extends Mr. Lionato's right to severance until December 31, 2009. All other provisions of the Offer Letter remain in full force and effect. The Amendment to Offer Letter is attached hereto as Exhibit 10.1.

Additionally, our Board of Directors approved a one time stock award to Palmer Moe for 10,000 shares of our common stock, effective May 14, 2009, as compensation for his service to our Board and its Committees. This grant of stock was outside of, and in addition to, any compensation Mr. Moe is entitled to receive under our Non-Employee Director Compensation Schedule.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit 10.1 Amendment to Offer Letter, dated May 14, 2009, by and between Rackspace US, Inc. and John Lionato.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date: May 19, 2009	By:	/s/ Bruce R. Knooihuizen
Bruce R. Knooihuizen
Chief Financial Officer, Senior Vice President, and Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment to Offer Letter, dated May 14, 2009, by and between Rackspace US, Inc. and John Lionato